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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Template Software, Inc. on Form S-8 (File No. 333-24873) of our report dated January 8, 1998, on our audits of the consolidated financial statements of Template Software, Inc. as of November 30, 1996 and 1997 and for each of the three years in the period ended November 30, 1997, which report is included in the Annual Report on Form 10-K.

                                        Coopers & Lybrand L.L.P.


McLean, Virginia
March 2, 1998